Press Release	Source: SearchHelp, Inc.

SearchHelp Extends Expiration Date of Its Class "A" Warrant and Lowers Exercise Price of Both Warrant Classes

Thursday December 27, 9:35 pm ET

SYOSSET, NY--(MARKET WIRE)--Dec 27, 2007 -- SearchHelp, Inc. (OTC BB: SHLP.OB- News), a developer of award-winning, web-based parental control software, today announced that it has extended the expiration date of its Class "A" Warrant from December 31, 2007 to March 31, 2008 and reduced the exercise price of the Class "A" Warrant (SHLPW) from $0.75 to $0.17 per share. In addition, the Company will reduce the exercise price of its Class "B" Warrant (SHLPZ) from $1.50 to $0.22 per share. All other terms and conditions of the Warrants will remain the same. The amended exercise price will become effective upon the date on which the Securities and Exchange Commission declares effective a Post-Effective Amendment to the registration statement covering the shares issuable upon exercise of the Warrants.

About SearchHelp

SearchHelp, Inc. markets and develops software products that offer parental controls that enable parents, both in home and remotely, to monitor and regulate their child's computer activity through timely reports and alerts via email and cell phone. To learn more about the "Sentry" line of products or about protecting children when online, please visit SearchHelp at www.searchhelp.com.

Statements in this press release or in other SearchHelp communications may relate to future events or SearchHelp's future performance. Such statements are forward-looking statements and are based on present information SearchHelp has related to its existing business circumstances. Investors are cautioned that such forward-looking statements are subject to inherent risks and that actual results may differ materially from such forward-looking statements. Further, investors are cautioned that SearchHelp does not assume any obligation to update forward-looking statements based on unanticipated events or changed expectations. SearchHelp makes such forward-looking statements under the provisions of the "safe harbor" section of the Private Securities Litigation Reform Act of 1995.

Contact:
Press Contact:
Doug Holland
JAH Communications
910-395-4829
douglas@jahcommunications.com